LICENSE AGREEMENT

          THIS AGREEMENT made the 30 day of June, l999.

BETWEEN:

          AUTOEYE INC.., a company incorporated under the laws of the Province of Alberta

          (hereinafter called the Licensor")

                             - and -

          REMOTE UTILITIES NETWORK, INC.., a company incorporated under the laws of the State of Nevada

          (hereinafter called the Licensee")

          WHEREAS the Licensor and the Licensee wish to enter into an agreement for the use of the technology known as the "Autoeye Multi Vehicle Surveillance System" (hereinafter
     "AMVSS"):

          NOW THEREFORE THE PARTIES hereto, in consideration of the mutual agreement hereinafter contained and promises herein expressed and for other good and valuable consideration acknowledged by each of them to be satisfactory and adequate, do hereby agree as follows:

1. In consideration of the issuance and delivery to the Licensor of Seven Million Two Hundred Thousand (7,200,Q00) Class "A" Common Shares of Remote Utilities Network Inc. on the Closing Date which shall bc at the offices of Autoeye Inc. in Calgary, Alberta at 12:00 p.m. on the 30 day of June, 1999, the Licensor hereby grants to the Licensee and its permitted assigns and the Licensee hereby accepts a license to use the technology, trade marks, insignia and other indicia now or in future owned by the Licensor (collectively referred to herein as the "Mark"), for a period of ten (10) years from the date hereof. This license is granted for the operation of the business of manufacturing and marketing the AMVSS on a worldwide basis, together with all related activities in conjunction with the Licensee's business.

2. Provided the Licensee has substantially complied with its obligations hereunder the Licensee shall have the option to renew this Trade Mark License Agreement for further term of ten
(10) years at no further cost to the Licensee subject to continued compliance with conditions hereunder.

3. The Licensor shall have the right from time to time to change, or add to the Mark whenever the Licensor deems that such changes or additions are necessary or advisable; PROVIDED that no such changes shall disentitle the Licensee to the use of the trade names. Any such changes or additions shall automatically become a part of this agreement.

4. The Licensee shall operate its business in such a way as to maintain the reputation, integrity and distinctiveness of the Mark. The Licensee shall also conduct its business in a business-like and orderly manner and in compliance with all laws and provisions which may apply within all governmental regulations in place from time to time.

5. The Licensee shall indemnify and save the Licensor harmless from and all claims, demands, liabilities, suits, actions or causes of action, legal fees or expenses of any nature or kind whatsoever arising out of tbe Licensee's business, except those caused by the Licensor, its servants and agents, and these provisions shall survive the termination of this Agreement

6. It is agreed that in the event that the Licensor and the Licensee are unable to reach agreement as to any matter therein, then such matter may be referred by either the Licensor or the Licensee to arbitration by a board of three (3) arbitrators in the following manner:

          (a) The party referring the matter to arbitration shall do so by written notice to the other party, which notice shall stipulate the name of one arbitrator selected by the party giving such notice.

          (b) Within fifteen (15) days of the receipt of such notice the party receiving the same shall by a further notice in writing to the first party stipulate the name of one arbitrator selected by that party.

          (c) The two (2) arbitrators so selected shall thereupon choose a third arbitrator who shall be chairman of the Board of Arbitration.

          (d) Should any party fail to stipulate the name of its arbitrator within the time stated above or should the two (2) arbitrators so selected fail to choose a third arbitrator within a reasonable period of time, then either party not being in default shall be entitled to make application to a Justice of the Supreme Court of Alberta for the appointment of a person to serve in such capacity on the Board of Arbitration.

          (e) The decision of the majority of the Board of Arbitration as to any matter or procedure and the final word of the majority of the Board of Arbitration in respect of the matter referred to shall be binding upon the parties hereto.

          (f) The total cost of the arbitration proceeding shall be borne equally by the Licensor and the Licensee.

          Except as set forth above, the provisions of the Arbitration Act (Alberta) shall apply.

7. All rights hereunder may be assigned or transferred by the Licensor and shall enure to the benefit of the Licensor's successors and assigns.

8. The Licensee's interest herein and rights hereunder shall enure to the benefit of the Licensee's heirs, successors and assigns provided that such heirs, successors and assigns must assume all liabilities and obligations hereunder by agreeing in writing to be bound by all of the obligations and covenants on the part of the Licensee herein contained. Notwithstanding the foregoing and Paragraphs 15 and 16 hereof, the Licensees may assign or transfer any or all of their rights in this Agreement to a corporate entity whose shares are wholly owned by the respective Licensees at any time prior to or after closing without consent of the Licensor which company will agree to be bound by the terms of this Agreement.

9. If the Licensee sells or transfers its shares or business, it may assign this Agreement to the purchaser subject to the following conditions:

          (a) That the business is offered for sale first to the Licensor. The Licensor will have two (2) weeks to respond on the first right of refusal. Upon the Licensor's denial to purchase, the business may be offered to others.

          (b) That the prospective purchaser has a satisfactory credit rating and has a good moral character and reputation.

          (c) That the prospective purchaser and its officers, directors and shareholders do become personally bound by the terms and conditions of the Trade Mark License
          Agreement.

          (d) That the Licensee shall execute a general release under seal to the Licensor.

          (e) That all of the financial and other obligations of the Licensee to the Licensor and the Licensee's suppliers and other creditors are fully satisfied.

10. The Licensee shall not be permitted to assign this Agreement to a purchaser either by way of a sale of assets or by way of sale or transfer of shares unless the Licensor consents in writing to the same, which consent is not to be unreasonably withheld.

11. The Licensee may terminate this agreement at any time for any reason by giving to the Licensor at least ninety (90) days prior to such termination date, written notice of its election to do so.

I2.       Upon default by the Licensee of any of the terms and
conditions of this Agreement and upon such default continuing for a period of ten (10) business days after notice of default by the Licensor to the Licensee, the Licensor may at its option terminate this agreement by giving the Licensee written notice of its election to do so at least ninety (90) days prior to such termination date. The Licensee agrees to continually operate the business during the notice period in accordance with this Agreement. The Licensor reserves the right to claim remedies for damage if harm is caused to the Mark.

13        If the Licensee or its assigns become bankrupt or
financially unable to continue its business, or if a receiver or trustee is appointed by any Court with respect to the Licensee's or its assigns' assets, property or undertaking, or the Licensee or its assigns commences any proceeding in bankruptcy or for an arrangement or reorganization or for any debt adjustment under any bankruptcy law or under any law for relief or debtors or any insolvency law, or if the Licensee or its assigns makes an assignment for the benefit of creditors, or if the Licensee or its assigns is dissolved, then notwithstanding that there has been no default by the Licensee or its assigns of any terms or conditions of this Agreement, the Licensor may terminate this Agreement by giving the Licensee notice in writing terminating and ending this Agreement and this Agreement shall be terminated and ended immediately upon receipt of said notice.

14.       Upon any termination of this Agreement:

          (a) All rights of the Licensee under the license granted hereby shall thereupon terminate.

          (b) The Licensee shall, at its own cost, immediately and permanently discontinue the use of any forms, slogans, marks, symbols or devices used in connection with the Mark.

          (c) The Licensee shall promptly pay to the Licensor all sums owing from the Licensee to the Licensor. Each party shall remain fully liable to the other for all obligations that have accrued prior to the termination.

          (d) The Licensee shall not, without the written consent of the Licensor, either directly or indirectly as principal agent, owner, partner, shareholder, director, officer, or otherwise, run, be engaged in the operation of or have any financial interest in any business operation, whether a proprietorship, partnership, joint venture or private company, or otherwise carrying on or engaged in business similar to AMVSS for a period of ten (10) years from the date of termination herein, PROVIDED ALWAYS THAT:

          (i) If the geographic area encompassed by the foregoing covenant is at any time determined to be unreasonable, by a court of competent jurisdiction adjudicating upon the validity of the covenant, then the geographic area shall be reduced to such area as determined by the parties or failing agreement of the parties as determined by the courts of competent jurisdiction;

          (ii) If the time limitation set forth in the foregoing covenant is at any time determined to be unreasonable by a court of competent jurisdiction adjudicating upon the validity of the covenant, then such time limitations shall be reduced to such reasonable period as determined by the parties, or failing agreement of the parties as determined by the courts of competent jurisdiction;

          (iii) Nothing in the foregoing covenant shall be read or construed as a prohibition against the Licensee purchasing stocks, shares, bonds, debentures or term notes of any public company.

15. All obligations to be paid by the Licensee to the Licensor or vice versa shall be paid in United States funds.

16.       The Licensor shall have the right in its sole
discretion to apply any money or credits held by it for the
Licensee or owed to the Licensee by the Licensor against any
amounts owed to     the Licensor by the Licensee.

17.       The parties hereto waive each and every provision
contained      in any other agreement insofar as it may conflict
with any  of the provisions of this Agreement.

18.       Time shall be of the essence of this agreement.

19. The laws of the Province of Alberta as interpreted in the Courts of Alberta shall apply to this Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

                                        AUTOEYE INC.

                                        Per: signed by Gerald
                                   Peatz

                                        REMOTE UTILITIES NETWORK
                                   INC.

                                        Per: signed by David Phan